UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 3, 2019
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2019, Sonos, Inc. (“Sonos”) announced that Sonos’ Board of Directors (the “Board”) appointed Brittany Bagley to serve as Sonos’ Chief Financial Officer effective April 22, 2019. In connection with her appointment, Ms. Bagley resigned from the Board effective April 3, 2019, and Michael Giannetto will resign from his position as Sonos’ Chief Financial Officer effective April 22, 2019. Mr. Giannetto will transition to a non-executive employee advisory role with Sonos. Concurrently with Ms. Bagley’s resignation from the Board, the Board appointed Karen Boone to serve on its Compensation Committee and Thomas Conrad to serve as the Chairman of the Compensation Committee, and reduced the size of the Board from eight to seven members, in each case effective as of April 3, 2019.
Ms. Bagley was previously the Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, a position she has held since December 2017, and served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an Analyst at The Goldman Sachs Group, Inc., an investment banking firm. She holds a B.A. from Brown University.
Pursuant to her offer letter, Ms. Bagley will receive an annual base salary of $475,000 and a one-time cash bonus of $50,000, payable in November 2019, subject to her being employed through the payment date. Beginning in fiscal year 2020, Ms. Bagley will be eligible to receive an annual cash target bonus of 25% of her base salary that will be earned based on the achievement of certain annual performance goals. In addition, subject to the approval of the Compensation Committee, Ms. Bagley will be granted an option to purchase 500,000 shares of Sonos’ common stock and a restricted stock unit award with a target grant fair date value equal to $6,000,000. Each award will vest over four years with 25% of the shares subject to each award vesting after the one-year anniversary of the grant date and the remaining shares vesting in quarterly installments thereafter. Ms. Bagley is also entitled to certain relocation and transportation benefits under her offer letter.
Ms. Bagley has no family relationships with any of Sonos’ directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Sonos’ press release announcing Ms. Bagley’s appointment, Mr. Giannetto’s departure and the changes to the Board and Compensation Committee is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. A copy of Ms. Bagley’s offer letter will be filed as an exhibit to Sonos’ Quarterly Report on Form 10-Q for the quarter ending March 30, 2019.
Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated April 3, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: April 3, 2019	By:	/s/ Edward Lazarus
Edward Lazarus
Chief Legal Officer and Corporate Secretary